CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of Liberty Asset Allocation Fund, Variable Series (formerly Stein Roe Balanced Fund, Variable Series); Stein Roe Growth Stock Fund, Variable Series; Liberty Small Company Growth Fund, Variable Series (formerly Stein Roe Small Company Growth Fund, Variable Series); Liberty Federal Securities Fund, Variable Series, and Liberty Money Market Fund, Variable Series (formerly Stein Roe Money Market Fund, Variable Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2003